UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 3, 2005


                           WESTELL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                   0-27266                   36-3154957
(State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)           File Number)           Identification No.)


750 North Commons Drive, Aurora, Illinois                         60504
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (630) 898-2500


                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On January 3, 2005, the Compensation Committee of the Board of Directors of Westell Technologies, Inc. (the "Company") approved the grant of restricted stock awards under the Westell Technologies, Inc. 2004 Stock Incentive Plan to the listed individuals and for the amounts set forth in the following table:

                NAME                      AMOUNT OF CLASS A COMMON STOCK AWARDED
                ---------                 --------------------------------------

       Nicholas C. Hindman, Sr.           70,000
       Chief Financial Officer and
       Senior Vice President of the
       Company

       John C. Clark                      50,000
       Senior Vice President of
       Operations of the Company

       William Noll                       20,000
       Senior Vice President and
       Chief Technology Officer of
       the Company

     For Mr. Hindman and Mr. Clark, the restricted stock awards will vest in full on June 1, 2008 subject to continued employment with the Company on that date. In the case of Mr. Noll, the restricted stock award will vest on March 31, 2007, subject to Mr. Noll's continued services to the Company on that date.

     Each restricted stock award is subject to partial vesting in the event of death, disability or involuntary termination other than for cause, as defined in the restricted stock award, based upon the number of months worked prior to the vesting date of the stock award.

     A form of restricted stock award is attached hereto as Exhibit 10.26.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.
         --------

     10.26   Form of Restricted Stock Award.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WESTELL TECHNOLOGIES, INC.


Date     January 6, 2005
                                        /s/ E. Van Cullens
                                   ---------------------------------------------
                                   Title:  Chief Executive Officer and President